                                                                      Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the registration of $1,000,000,000 of debt securities (Registration No. 333-32627) of our reports dated February 16, 1998, with respect to the consolidated financial statements of American Standard Inc. and the financial statement schedule included in this Annual Report (Form 10-K) of American Standard Inc.

                                                          /s/ Ernst & Young LLP

New York, New York
March 27, 1998